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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 27, 2004

                         Callisto Pharmaceuticals, Inc.
             (Exact name of registrant as specified in its charter)


Delaware                               001-32325            13-3894575
(State or other jurisdiction           (Commission          IRS Employer
of incorporation or organization)      File Number)         Identification No.)

                        420 Lexington Avenue, Suite 1609
                            New York, New York 10170
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (212) 297-0010

          (Former name or former address, if changed since last report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         |_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.


         On December 27, 2004, Callisto Pharmaceuticals, Inc., a Delaware corporation (the "Company") entered into a consulting agreement (the "Agreement") with Gabriele M. Cerrone, the Company's Chairman of the Board (the "Consultant"). The duties of the Consultant and the obligations of the Company to pay compensation will not commence until the Consultant has notified the Company that he has terminated his present employment (the "Start Date"), so long as the Consultant assumes his duties under the Agreement prior to February 15, 2005.

         The duties of the Consultant pursuant to the Agreement will consist of business development, strategic planning, capital markets and corporate financing consulting advice. The term of the Agreement will commence upon the date that Consultant assumes his responsibilities under the Agreement and continue until December 31, 2006 with automatic renewal for successive one year periods unless either party gives notice to the other not to renew the Agreement.

         The Company will pay Consultant the sum of $205,000 (the "Base Compensation") at the rate of $17,083.33 per month commencing on the Start Date. In addition, Consultant will receive a grant of 375,000 ten year non-qualified stock options pursuant to the Company's Stock Option Plan at an exercise price of $1.70 per share. One half of such options vest on each of the first two anniversaries of the date of the Agreement.

         In the event the Agreement is terminated without cause or for good reason, the Consultant will receive a cash payment equal to the aggregate amount of Base Compensation for the then remaining term of the Agreement and all unvested stock options will immediately vest and the exercise period of such options will be extended to the later of the longest period permitted by the Company's stock option plans or ten years following termination. In the event a change of control of the Company occurs, Consultant shall be entitled to such compensation upon the subsequent termination of the Agreement within two years of the change in control unless such termination is the result of the Consultant's death, disability or retirement or the Consultant's termination for cause.




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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   December 30, 2004


                         CALLISTO PHARMACEUTICALS, INC.



                             By: /s/ Gary S. Jacob
                                 -------------------------------------
                             Gary S. Jacob, Ph.D.
                             Chief Executive Officer




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